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                                                                   EXHIBIT 10.16
                                               Contract Number:  VBMEDQUEST - 00
HITACHI                                        PURCHASER:
                                               MEDQUEST Associates
HITACHI MEDICAL SYSTEMS AMERICA, INC.          3295 River Exchange Drive
1959 Summit Commerce Park                      Norcross, GA 30092
Twinsburg, Ohio 44087-2371
Tel: 330.425.1313  Fax: 330.425.1410
                                               Attn: Tom Gentry, CFO

                         SERVICE MAINTENANCE AGREEMENT
Hitachi Medical Systems America, Inc. (HMSA) will inspect and maintain the purchaser's medical equipment described below (Equipment) for a period of four (4) years as described below, for the charges specified herein, subject to and in accordance with all the terms and conditions set forth on the face and reverse side of this Agreement. This proposal is valid for a period of 30 days from October 24, 2000 at the above location only.

Upon the occurrence of any Event of Default, HMSA may, at any time, declare the unpaid balance for the remaining term of this SMA to be immediately due and payable. Any one or more of the following events shall constitute an Event of
Default: (I) Customer fails to pay when any monies are due HMSA pursuant to this SMA; (ii) Customer becomes insolvent, a receiver is appointed for any part of Customer's property, Customer makes an assignment for the benefit of creditors, or any proceeding is commenced either by or against Customer under any bankruptcy or insolvency laws; or (iii) Customer defaults in any obligation owing HMSA pursuant to this SMA or otherwise.
       SERVICE AGREEMENT SHALL BEGIN JANUARY 1, 2001 AND WILL REMAIN IN
                    EFFECT THROUGH DECEMBER 31, 2004.

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  ITEM          MODEL NUMBER                      EQUIPMENT DESCRIPTION                    SERIAL NUMBER
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
    1              AIRIS               HITACHI MAGNETIC RESONANCE IMAGING SYSTEM           See Page #2
    2             AIRISII              HITACHI MAGNETIC RESONANCE IMAGING SYSTEM           See Page #2
------------------------------------------------------------------------------------------------------------

                                       COVERAGE OPTIONS

         /X/  8:00 AM to 9:00 PM Monday through Friday             See Page #2

           SERVICE AGREEMENT IS PAYABLE IN ADVANCE IN (Select Method)
      / /  Quarterly     / /  Semi Annual       /X/  Monthly      / /  Annually

                                       CONTRACT COVERAGE

A.       PREVENTATIVE MAINTENANCE:  12 times annually.

B. LABORS: Remedial Maintenance required to maintain the equipment at manufacturer's specifications during coverage hours. Labor requested outside of coverage will be billed at normal rates in effect.

C. PARTS: All parts required to maintain the equipment to manufacturer's specifications, including coils. (Note: Excludes abuse and/or negligence).

D.       TRAVEL EXPENSES:  All travel and living expenses incurred.

E. PRODUCT ENHANCEMENTS: All authorized operating software enhancements not requiring hardware addition. All (HMSA) authorized software updates and hardware modifications affecting product safety as originally purchased.

F. GUARANTEED UPTIME: Should the equipment not provide 98% uptime during the contract coverage hours, as measured over a 3 month period, HMSA will extend term of Renewal Agreement by one month for each quarter below 98% the guarantee. When 98% uptime is not achieved, the additional month of service coverage is provided at the end of the service agreement period prior to contract renewal.

G. DISCOUNT SCHEDULE: Purchaser will receive a 33% discount on parts not covered by this contract. (Items that have been affected by acts of God/Nature, abuse or malicious destruction).

H. OPTION DISCOUNT: Purchaser will receive a 20% discount off the list price of options.

I.       APPLICATIONS:  Assistance is provided on an as needed basis.

                               ADDITIONAL COMMENTS

  THIS CONTRACT WILL SUPERCEDE ALL PREVIOUS CONTRACTS FOR THE ATTACHED MEDQUEST
                                     SITES.

                                   ACCEPTANCES

PURCHASER                             HITACHI MEDICAL SYSTEMS AMERICA, INC.

6/01     /s/ Thomas C. Gentry   CFO
------   --------------------   ----------------    -------    -------------
DATE     BY                     TITLE               DATE       HMSA


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                                                                          Page 2
                                                  Contract Number: VBMEDQUEST-00

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    SERIAL #      SITE NAME            LOCATION         ANNUAL SERVICE COST

--------------------------------------------------------------------------------
A051             Open MRI of         Atlanta, GA       $72,000.00
                 Atlanta
--------------------------------------------------------------------------------
A104             Mobile Open MRI     Mobil, AL         $72,000.00

--------------------------------------------------------------------------------
*A114            Macon               Macon, GA         $72,000.00

--------------------------------------------------------------------------------
C083             Bridgeton MRI       Bridgeton, MO     $72,000.00
                 Center
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C093             Kirkwood MRI        Kirkwood, MO      $72,000.00
                 Center
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**C287           MedQuest Assoc      Concord, NC       $72,000.00

--------------------------------------------------------------------------------
A023             Bioimagery          Nashville         $72,000.00

--------------------------------------------------------------------------------


* A114 - Includes 6.0 software upgrade. Also includes de-installation and re-installation for $20,000.

** C287 - Service Maintenance Agreement to begin upon expiration of the equipment warranty and remain in effect for four (4) years.

                    HITACHI MEDICAL SYSTEMS AMERICA, INC.
                  MRI SERVICE AGREEMENT TERMS AND CONDITIONS

1.  SERVICE
      Hitachi Medical Systems America ("HMSA") agrees to provide service to the standard System quoted hereunder as indicated on the front of this Agreement.
a.  PLANNED PREVENTIVE MAINTENANCE
      Including Inspection, adjusting, tuning, lubrication, and replacement of non-consumable parts as determined to be necessary by HMSA. Such inspections to be provided as outlined by the Manufacturer's specifications.
b.  ON CALL REMEDIAL MAINTENANCE
      Provided as required due to system malfunction. Replacement pads will be furnished in exchange for the part or pads being replaced. Components pads, assemblies will be replaced with new or refurbished items at HMSA's.
There will be no charge for routine operational software upgrades as long as Purchaser maintains an HMSA service contract.
      Service furnished by HMSA at Purchaser's request in addition to those specified hereunder will be invoiced at HMSA's applicable time and material rates and terms then in effect, HMSA has the right to charge extra for service outside the established hours (over-time). Purchaser shall provide at no charge to HMSA full and free access to the Equipment covered hereunder, working space in accordance with HMSA site specifications, adequate facilities near the Equipment, and use of any machines attachments, features, user ports or other materials necessary for the specified maintenance services.
2. DOCUMENTATION AND MAINTENANCE MATERIALS
      Purchaser agrees that at all times all right, title and interest in and to all diagnostic maintenance media, including, software, shall remain HMSA's and HMSA may remove same from the premises of Purchaser, temporarily or permanently, or discontinue usage thereof at any time for any reason. All HMSA's test, diagnostic and verification information and routines (on HMSA or Purchaser-owned media), maintenance equipment and maintenance materials, information and documentation are proprietary and confidential; such item, whether on Purchaser's site or accessible by remote inquiry, are and shall remain the sole property of HMSA in any case, and may be removed, or the usage thereof discontinued at any time. Purchaser will destroy same upon written request from HMSA. Purchaser shall not disclose to any person such confidential items and shall take appropriate action by instruction or agreement with its employees who are permitted access thereto to satisfy its obligation of confidentiality thereunder.
3.  SOFTWARE
      3.1 Definitions
      "Software" means computer instruction or data files, supplied by HMSA and any improvements or modifications to said computer instructions or data files, whether compiled in machine, assembly or higher level languages and such instructions or data in all forms of interpretation, compilation, media of expression, fixation and storage. "Operating Software" means software which is essential for operation of Equipment in the end-use applications of Purchaser which are known to HMSA as of date of HMSA's written acceptance hereof. "Maintenance Software" means Software used in or with the Equipment to aid their installation, maintenance or repair and includes the Software other than Operating Software.
3.2   OWNERSHIP
      All Software shall remain the sole property of HMSA. Without limiting the preceding sentence, Purchaser expressly agrees that any Maintenance
Software (including without limitation any copy of all or any thereof) shipped to, located on the premises of, or otherwise in the possession of Purchaser remains the sole and exclusive property of HMSA; the accessing, running, performance, display or any other use of such Maintenance Software shall be limited to HMSA, its employees and authorized agents.
3.3  LICENSE
      HMSA grants to Purchaser, as of date of installation of Equipment, a nonexclusive and royalty-free license to use the Operating Software. NO LICENSE IS GRANTED TO PURCHASER WITH RESPECT TO ANY OPERATING SOFTWARE, OR ANY COPIES
OF ALL OR ANY PORTION OF THE OPERATING SOFTWARE. PURCHASER ASSUMES FULL RESPONSIBILITY FOR DAMAGES TO HMSA RESULTING FROM ANY UNAUTHORIZED TRANSFER OF OPERATING SOFTWARE TO A THIRD PARTY.
3.4  CONFIDENTIALITY
      Purchaser acknowledges that the Software is valuable to HMSA and agrees to use reasonable care to prevent disclosure to others of Software in Purchaser's possession or on Purchaser's premises. Purchaser agrees to limit access to Software to those of its employees having a need to use the Operating Software in connection with the Equipment. Purchaser agrees not to copy Maintenance Software and to make only the number of copies of Operating Software required for actual use of the Equipment in their intended applications. Purchaser further agrees to ensure that all copies include applicable HMSA trademark and patent identification notices.
3.5  MODIFICATIONS
      Because of the highly technical nature of the Software and the high probability that any modifications of it, however, minor, could significantly affect the performence of the Equipment to which it applies, Purchaser agrees that it shall not modify, or allow the modification of, the Software in any manner whatsoever other than by, or with the express written consent at HMSA or its employees. ANY SUCH MODIFICATIONS OF SOFTWARE IN VIOLATION OF THE FOREGOING COVENANT SHALL CONSTITUTE ABUSE OR NEGLECT AND VOID THIS SERVICE AGREEMENT IMMEDIATELY. Purchaser agrees to indemnify and hold HMSA, its employees, agents, subsidiaries and affiliates harmless from any claim or loss, including costs thereof attributable to any such modification of Operating Software violation of the foregoing provision.
4.  EXCLUSIONS
      The service to Purchaser hereunder does not include electrical work external to the equipment, maintenance of accessories, attachments, machines or other devices not furnished by HMSA; repair or damage resulting from: accident, transportation, neglect or misuse, failure of electrical power, causes other than ordinary use, or damage caused by catastrophe beyond HMSA control; maintenance or repair to the equipment other than by HMSA's employees; an improper environment for the equipment such as lack of air conditioning or electricity, furnishing photographs, materials, magnetic or paper tape, chart paper, bacterial filters, making application changes or performing services connected with relocation of equipment; adding or removing accessories, attachments or other devices; service rendered impractical as determined by HMSA by reason of electrical or mechanical connection to other equipment not supplied by HMSA.
      Purchaser agrees that equipment out of warranty prior to the start of this Agreement may be inspected by HMSA's personnel. Any deficiencies found will be corrected at HMSA's time and material rates then in effect, or excluded from coverage under this Agreement.
5.  CHARGES
      Charges are payable in advance upon receipt of invoice. If Purchaser requests unscheduled, on call maintenance service other than during HMSA's normal working hours or the coverage selected on this Service Agreement, such service will be furnished at HMSA's hourly rates in effect at the time service is performed.
      Purchaser shall pay HMSA, upon receipt of invoice, all travel and other expenses incurred by HMSA for service performed at Purchaser's request outside of the coverage selected in this Agreement.
      Invoices not paid within ten (10) days of the invoice date will have a
1.5 percent per month interest charge, or the highest lawful rate, whichever is less, assessed against the unpaid balance from the date of the invoice until the date of payment. Purchaser shall pay all costs involved in HMSA's collecting its overdue accounts from Purchaser including reasonable attorney's fees.
      All invoicing procedures are subject to change by HMSA at any time following the expiration of the Initial Term upon a minimum of sixty (60) days prior written notice.
6.  TAXES
      Prices do not include local, state, or federal taxes. Consequently, the amount of any sales use or similar tax applicable to the sale of the Agreement herein or to the use of such goods by the Purchaser shall be paid by the Purchaser. If HMSA is required to collect or pay any such tax, Purchaser shall reimburse HMSA promptly after demand for such tax payment and for any associated expenses.
7.  NOTICE
      Any notice required or permitted to be given under this Agreement shall be considered sufficient if delivered personally or mailed via certified mail. Such notices directed to HMSA shall be delivered or sent to its office address set forth on the face hereof to the attention of the President.
Notices to the Purchaser shall be sent to the address shown on the front of this Agreement. Notices to either HMSA or the Purchaser may be sent to such other address as either party may give to the other from time pursuant to this provision.
8.  TERMINATION
      This Agreement shall remain in effect during the entire Service
Agreement Period provided for on the face hereof, and shall not be cancelable by either party in the absence of a material breach by the other party.
9.  ASSIGNMENT
      Upon execution, this Agreement shall be binding upon HMSA and the Purchaser and shall inure to their behalf and to their successors and permitted assigns. This Agreement may not be assigned by Purchaser in whole or in part to any third party without the express written consent of HMSA which will not be unreasonably withheld.
      HMSA may, however, require any proposed assignee to reimburse it for any of its reasonable costs associated with such assignment, and to supply it with such information and to make such representations as HMSA deems appropriate for its protection.
10.  CONSTRUCTION; JURISDICTION
      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. Headings used herein are for the convenient reference to the parties and are not intended to modify the express terms hereof. Each party consents to the jurisdiction of the federal and state courts located in Ohio, and hereby appoints each officer of HMSA as its agent for accepting any process in Ohio.
11.  MISCELLANEOUS
      This Service Agreement replaces and supersedes any previous Agreement between the parties respecting the subject matter hereof and constitutes the entire agreement between the parties relative to the subject matter hereof.
      HMSA's obligations hereunder are subject to delays incident to labor difficulties; fires; casualties and accidents; acts of the elements; acts of public enemies; transportation difficulties; inability to obtain equipment, materials or qualified labor sufficient to fill its orders; governmental interference or regulations; and other causes beyond HMSA's control.
      HMSA's liability arising out of or relating to this Agreement shall not exceed the amounts paid by Purchaser to HMSA for the Agreement.
      HMSA shall not be liable for special incidental or consequential damages. Consequential damages shall include, without limitation, loss of use, income or profit or loss of or damages to persons or property.
      DUE IN PART TO THE COMPLEXITY AND INTERCHANGEABLITY OF THE COMPONENTS
OF HMSA'S EQUIPMENT, SOME PARTS USED IN SERVICING PURCHASER'S EQUIPMENT MAY
BE RECONDITIONED.  ALL PARTS MEET HMSA'S SPECIFICATIONS IN FORCE ON THE DATE
OF THEIR INSTALLATION IN THE PURCHASER'S EQUIPMENT.
      This Service Agreement is subject to acceptance by HMSA at its home office. After acceptance, HMSA shall mail to Purchaser a signed duplicate copy hereof, and the same shall constitute the entire Service Agreement between the parties, which shall be changed only by written agreement of the parties.